Officer’s Certificate pursuant to Section 3.01 of the Indenture

$1,000,000,000 4.000% Notes due 2016
$500,000,000 2.875% Notes due 2014
$1,000,000,000 Floating Rate Notes due 2014

I, Sarah Robinson, Head of Debt Capital Markets, pursuant to (i) resolutions duly adopted by the Board of Directors of Abbey National Treasury Services plc (the “Issuer”) on March 17, 2011, (ii) resolutions duly adopted by the Board of Directors of Santander UK plc (the “Guarantor”) on March 1, 2011, and (iii) resolutions of an authorized committee of the Board of Directors of the Guarantor on March 17, 2011, whereby I was authorized to take any action necessary or desirable in relation to the issue and sale by the Issuer of up to $5,000,000,000 aggregate principal amount of debt securities, HEREBY APPROVE AND CONFIRM the following such terms:

4.000% Notes Due 2016

Title of Securities:	4.000% Notes Due 2016 (the “2016 Notes”)

Issue Price:	99.960%

Issue Date:	April 27, 2011

Principal Amount of Securities:	$1,000,000,000

Form of Securities:
The 2016 Notes will be issued in registered form and will be represented by Global Securities, which will be executed and delivered in substantially the form attached hereto as Exhibit A.  The 2016 Notes will be registered in the name of a nominee of The Depository Trust Company and deposited with The Bank of New York Mellon, as depositary.

Maturity:	April 27, 2016

Interest Rate:	4.000%

Place of Payment, Paying Agent:	The Bank of New York Mellon 101 Barclay Street York, New York 10286

Notices and Demands to Issuer or Guarantor:	2 Triton Square Regent’s Place London NW1 3AN, England or Abbey National Treasury Services plc (Connecticut branch) 400 Atlantic Street, 2nd Floor Stamford, CT 06901

Redemption Provisions:	Upon the occurrence of certain tax events in accordance with the redemption provisions set out in the form of the note attached hereto as Exhibit A.

Other Terms of the Securities:
The other terms of the 2016 Notes shall be substantially as set forth in the Indenture dated April 27, 2011, the Prospectus dated April 5, 2011 and the Prospectus Supplement dated April 20, 2011 relating to the 2016 Notes and the form of the note attached hereto as Exhibit A.

2.875% Notes Due 2014

Title of Securities:	2.875% Notes Due 2014 (the “2014 Notes”)

Issue Price:	99.770%

Issue Date:	April 27, 2011

Principal Amount of Securities:	$500,000,000

Form of Securities:
The 2014 Notes will be issued in registered form and will be represented by Global Securities, which will be executed and delivered in substantially the form attached hereto as Exhibit B.  The 2014 Notes will be registered in the name of a nominee of The Depository Trust Company and deposited with The Bank of New York Mellon, as depositary.

Maturity:	April 25, 2014

Interest Rate:	2.875%

Place of Payment, Paying Agent:	The Bank of New York Mellon 101 Barclay Street York, New York 10286

Notices and Demands to Issuer or Guarantor:	2 Triton Square Regent’s Place London NW1 3AN, England or Abbey National Treasury Services plc (Connecticut branch) 400 Atlantic Street, 2nd Floor Stamford, CT 06901

Redemption Provisions:	Upon the occurrence of certain tax events in accordance with the redemption provisions set out in the form of the note attached hereto as Exhibit B.

Other Terms of the Securities:
The other terms of the 2014 Notes shall be substantially as set forth in the Indenture dated April 27, 2011, the Prospectus dated April 5, 2011 and the Prospectus Supplement dated April 20, 2011 relating to the 2014 Notes and the form of the note attached hereto as Exhibit B.

Floating Rate Notes Due 2014

Title of Securities:	Floating Rate Notes Due 2014 (the “Floating Rate Notes”)

Issue Price:	$1,000,000,000

Issue Date:	April 27, 2011

Principal Amount of Securities:	$1,000,000,000

Form of Securities:
The Floating Rate Notes will be issued in registered form and will be represented by Global Securities, which will be executed and delivered in substantially the form attached hereto as Exhibit C.  The Floating Rate Notes will be registered in the name of a nominee of The Depository Trust Company and deposited with The Bank of New York Mellon, as depositary.

Maturity:	April 25, 2014

Interest Rate:	U.S. dollar three-month LIBOR rate plus 1.58% per year

Place of Payment, Paying Agent:	The Bank of New York Mellon 101 Barclay Street York, New York 10286

Notices and Demands to Issuer or Guarantor:	2 Triton Square Regent’s Place London NW1 3AN, England or Abbey National Treasury Services plc (Connecticut branch) 400 Atlantic Street, 2nd Floor Stamford, CT 06901

Redemption Provisions:	Upon the occurrence of certain tax events in accordance with the redemption provisions set out in the form of the note attached hereto as Exhibit C.

Other Terms of the Securities:
The other terms of the Floating Rate Notes shall be substantially as set forth in the Indenture dated April 27, 2011, the Prospectus dated April 5, 2011 and the Prospectus Supplement dated April 20, 2011 relating to the Floating Rate Notes and the form of the note attached hereto as Exhibit C.

Dated: April 27, 2011

    /s/ Sarah Robinson_______________________
Name: Sarah Robinson
Title: Head of Debt Capital Markets